                      Exhibit 10.12
================================================================================


                                     LEASE



                                    between


                       RAMAPO CORPORATE PARK ASSOCIATES,

                                           Landlord


                                      and


                           PAR PHARMACEUTICAL, INC.,

                                           Tenant



                                For Premises at
                            100 Red Schoolhouse Road
                      Chestnut Ridge, New York 10977-6715


================================================================================

                               TABLE OF CONTENTS

Section                                                                     Page
--------------------------------------------------------------------------------

PREAMBLE....................................................................   2

TERMS AND CONDITIONS........................................................   2

1. TERM.....................................................................   2
     1.1  Initial Term......................................................   2
     1.2  Extension Options.................................................   2

2. USE OF THE LEASED PREMISES...............................................   3

3. RIGHT OF FIRST REFUSAL...................................................   3

4. RENT AND SECURITY DEPOSIT................................................   4
     4.1  Base Rent.........................................................   4
     4.2  Payment of Base Rent..............................................   5
     4.3  Security Deposit..................................................   5
     4.4  Lease Allowance...................................................   6
     4.5  LANDLORD's Refund of Portion of Base Rent.........................   6
     4.6  Late Charges......................................................   6

5.  ADDITIONAL RENT.........................................................   7
     5.1  Real Property Taxes...............................................   7
     5.2  Common Area Maintenance ("CAM") Charges...........................  10

6. INSURANCE AND INDEMNITY..................................................  10
     6.1  Liability Insurance...............................................  10
     6.2  Indemnity by TENANT...............................................  11
     6.3  Indemnity by LANDLORD.............................................  11
     6.4  Hazard and Rental Income Insurance................................  12
     6.5  Payment of Insurance Premiums.....................................  12
     6.6  Insurance Certificate.............................................  12
     6.7  LANDLORD's Obligation to Maintain Property and
          Liability Insurance...............................................  13

7.  COMMON AREAS AND COMMON AREA CHARGES....................................  13
     7.1  Common Areas:.....................................................  13
     7.2  Use of Common Areas...............................................  13
     7.3  Specific Provisions Re: Vehicle Parking...........................  14
     7.4  Maintenance of Common Areas.......................................  14

8.  USE OF THE LEASED PREMISES..............................................  14
     8.1  Manner of Use.....................................................  14
     8.2  Signs, Auctions, Retail Sales, Etc................................  15
     8.3  LANDLORD's Access.................................................  15
     8.4  Quiet Possession..................................................  15

9.  CONDITION OF LEASED PREMISES, MAINTENANCE, TENANT REPAIRS AND
    ALTERATIONS.............................................................  16
     9.1  Existing Conditions...............................................  16

     9.2  Compliance with Laws..............................................  16
     9.3  Obligation to Maintain Leased Premises............................  16
     9.4  Additional Electrical Requirements of TENANT......................  16
     9.5  Exemption of LANDLORD from Liability..............................  17
     9.6  TENANT's Obligations..............................................  18

10.  DAMAGE OR DESTRUCTION..................................................  19
     10.1 Notice by TENANT to LANDLORD of Damage to Leased
          Premises..........................................................  19
     10.2 Partial Damage to Leased Premises.................................  19
     10.3 Total or Substantial Destruction..................................  20
     10.4 Waiver of Subrogation.............................................  20
     10.6 Waiver of RPL Section 227.........................................  21

11.  CONDEMNATION...........................................................  21

12.  ASSIGNMENT AND SUBLETTING..............................................  22
     12.1 LANDLORD's Consent Required.......................................  22
     12.2 TENANT Affiliate..................................................  22
     12.3 No Release of TENANT..............................................  22
     12.4 LANDLORD's Election...............................................  22
     12.5 No Merger.........................................................  23

13.  DEFAULTS; REMEDIES.....................................................  23
     13.1 Events of Default.................................................  23
     13.2 Eviction Proceedings..............................................  23
     13.3 Liquidated Damages................................................  24

14.  PROTECTION OF LENDER...................................................  25
     14.1 Subordination.....................................................  25
     14.2 Successor LANDLORD................................................  25
     14.3 Signing of Documents..............................................  25
     14.4 Estoppel Certificates.............................................  25
     14.5 Non-Disturbance Agreement.........................................  26
     14.6 Collateral Assignment of Lease....................................  27

15.  CONDITION OF LEASED PREMISES UPON END OR TERMINATION OF LEASE..........  27

16.  LEGAL COSTS............................................................  27
     16.1 TENANT's Duties to LANDLORD Regarding Legal
          Proceedings.......................................................  27
     16.2 LANDLORD's Duties to TENANT Regarding Legal
          Proceedings.......................................................  28

17.  BROKERAGE..............................................................  28
     17.1 No Other Brokers..................................................  29
     17.2 TENANT's Right to Pay Broker......................................  29

18.  MISCELLANEOUS PROVISIONS...............................................  29
     18.1 Non-Discrimination................................................  29
     18.2 Definition of LANDLORD............................................  30

     18.3 TENANT's Duty to Give Notice of LANDLORD's Breach of
          Lease.............................................................  30
     18.4 Severability......................................................  30
     18.5 Interpretation....................................................  30
     18.6 Incorporation of Prior Agreements: Modifications..................  31
     18.7 Notices...........................................................  31
     18.8 Waivers...........................................................  31
     18.9 No Recordation....................................................  32
     18.10 Binding Effect: Choice of Law....................................  32
     18.11 Corporate Authority; Partnership Authority.......................  32
     18.12 Force Majeure....................................................  32
     18.13 Confidentiality..................................................  33
     18.14 Execution of Lease...............................................  33
     18.15 Fire Protection..................................................  33
     18.16 Blinds and Door Sidelights.......................................  33
     18.17 Glass Replacement................................................  34
     18.18 Waiver of Trial by Jury..........................................  34
     18.19 Compliance with Laws.............................................  34

                               LEASE AGREEMENT
                               ---------------

     LEASE AGREEMENT made as of this 1st day of January, 1993, between RAMAPO CORPORATE PARK ASSOCIATES ("LANDLORD"), with offices at 100 Red Schoolhouse Road, Chestnut Ridge, New York 10977-6715, and PAR PHARMACEUTICAL, INC. ("TENANT") at One Ram Ridge Road, Chestnut Ridge, New York 10977.

                                   PREAMBLE
                                   --------

     The TENANT is leasing, pursuant to a certain written lease, part of the premises located at 100 Red Schoolhouse Road, Chestnut Ridge, New York 10977-6715. The LANDLORD represents and TENANT accepts that the leased premises consist of approximately 77,180 square feet of floor area, being such portions of Buildings "A" and "B" at that location as follows: Building "A" - Units, 1, 2, 3, 4, 5, 6, 7B, 7D, 8, 10 and 11 and Building "B" - Units 2, 3, 4,
5, 6, 7, and 8, all as more particularly described in the schedule attached hereto as Exhibit A, which is incorporated by reference herein. The leased premises shall hereafter be referred to in this Lease as "the Leased Premises."

     The term of the previous lease governing the Leased Premises expired on or about December 31, 1992, and such lease is of no further force and effect; TENANT and LANDLORD desire to enter into a new lease to govern their relationship for at least the next five years upon the terms and conditions contained in this Agreement.

     TENANT and LANDLORD, therefore, agree as follows:

                             TERMS AND CONDITIONS
                             --------------------

1.   TERM

     1.1  Initial Term
          ------------

          The lease term shall be for a period of 5 years starting as of January 1, 1993 and ending on December 31, 1997 (hereafter: the "Initial Term"), subject to extension under Paragraph 1.2 below.

     1.2  Extension Options
          -----------------

          TENANT shall have the option to extend the lease term for at least three (3) periods of five (5) years each subject to all of the other provisions of this Lease, by giving written notice of its intent to renew the lease at least nine (9) months prior to the expiration of the Initial Term (or any extension thereof).

2.   USE OF THE LEASED PREMISES

     The Leased Premises may be used for any lawful purpose including, but not limited to, office, warehousing, distribution and receiving of goods and manufacturing; provided however, that as a result of any change in the present use of the Leased Premises TENANT shall not be entitled to any substantially greater portion of the existing parking facilities than it uses at the date of this Lease.

3.  RIGHT OF FIRST REFUSAL

     In the event that any space in Buildings A or B (but not Building C) at 100 Schoolhouse Road that is not currently part of the Leased Premises should, from time to time, become unoccupied or otherwise available ("Available Space"), the following shall apply:

     3.1 The LANDLORD shall not offer to lease Available Space to any person, including without limitation, any other tenant of LANDLORD, unless and until LANDLORD shall have first offered to lease the same to TENANT, in writing ("First Offer"), specifying the rent, term, designated space and other material terms acceptable to LANDLORD. Unless TENANT accepts such offer in writing within thirty (30) days after receipt by TENANT of the First Offer (subject to the negotiation in good faith, execution and delivery of a written lease for the Available Space), LANDLORD shall have the right to enter into a lease for such space with a third party; provided however, that such lease with a third party shall: (i) include terms and conditions no more favorable to the tenant than those specified in the First Offer, and (ii) be executed and delivered within six (6) months after the date of the First Offer.

     3.2  Notwithstanding that TENANT shall not have accepted the First
          Offer pursuant to Section 3.1 above, the LANDLORD shall not enter into any lease with a third party for the Available Space, which lease provides for an effective rent (after giving effect to all concessions, allowances, abatements and the cost of any LANDLORD's work) less than ninety (90%) percent of the effective rent provided in the First Offer, unless and until LANDLORD shall have first offered to TENANT in writing (the "Offer of First Refusal") the right to enter into a lease for such space upon substantially all of the same terms and conditions as contained in the lease offered and acceptable to such third party. Unless TENANT accepts such Offer of First Refusal within seven (7) days after its receipt of the same, the LANDLORD shall have the right to enter into such lease with such third party; provided however, that unless LANDLORD enters into such lease within the next succeeding forty-five (45) days, the then-current lease offered to a third party shall again become subject to the foregoing restrictions.

4.   RENT AND SECURITY DEPOSIT

     4.1  Base Rent
          ---------

          4.1.1 During the Initial Term, TENANT shall pay as Base Rent the following:

                Months 1-30 an annual rent of $416,772.00 or $34,731.00 per month.

                Months 31-60 an annual rent of $436,067.00 or $36,338.92 per month.

                4.1.2 During the extension periods under Paragraph 1.2, TENANT shall pay the following as annual Base Rent:

                      4.1.2.1 During the first thirty (30) months of the first
                              extension period, an annual Base Rent of $455,362. During the second thirty (30) months of the first extension period, an annual Base Rent of $474,657.

                      4.1.2.2 During the second and third extension periods,
                              the annual rent shall be equal to 95% of the projected fair market rental value of the Leased Premises as of the commencement date of the applicable extension period.

                              4.1.2.2.1 In the event that the LANDLORD and
                                        TENANT shall not have agreed upon the
                                        fair market value of the Leased
                                        Premises at least four (4) months prior
                                        to the commencement date of the second
                                        or third extension periods, as
                                        applicable, such value shall be
                                        determined by commercial real estate
                                        MAI appraisers, one of which is
                                        selected by the LANDLORD and one of
                                        which is selected by the TENANT.

                              4.1.2.2.2 If the appraisals of such two
                                        appraisers shall differ by less than
                                        10%, the two appraisals shall be
                                        averaged and the result thereof shall
                                        constitute the agreed upon fair market
                                        rental
                                        value of the Leased Premises for the
                                        purposes hereof. If the two appraisals
                                        shall differ by 10% or more, then the
                                        two appraisers so selected shall select
                                        another mutually acceptable MAI
                                        appraiser who shall select from the two
                                        existing appraisals that appraisal
                                        which the third appraiser believes to
                                        be the most fair and accurate appraisal
                                        of the fair market rental, which
                                        appraisal shall constitute the agreed
                                        upon fair market rental value of the
                                        Leased Premises for the purposes
                                        hereof. The cost and expense of the
                                        third licensed appraiser, if required,
                                        shall be shared equally by LANDLORD and
                                        TENANT.

4.2  Payment of Base Rent
     --------------------

     Upon execution of this Lease, TENANT shall pay LANDLORD the Base Rent in the amount stated in Paragraph 4.1 above for the first month of the Initial Term. On the first day of the second month of the Lease Term and each month thereafter (and during any extension period), TENANT shall pay LANDLORD the applicable Base Rent, in advance, without offset (except as expressly provided in this Lease), deduction and/or prior demand. The Base Rent shall be payable at LANDLORD's address first set forth above or at such other place as LANDLORD may designate in writing, except as expressly provided for in this Lease.

4.3  Security Deposit
     ----------------

     LANDLORD and TENANT acknowledge that TENANT previously had deposited the sum of $42,000 as a security deposit (hereafter: "security deposit") relative to TENANT'S prior lease of the Leased Premises and that this sum shall continue to be retained by LANDLORD as security against TENANT's performance of its duties under this Lease. Commencing as of January 1, 1993, LANDLORD shall retain the security deposit in an interest bearing account separate from all other funds of or held by LANDLORD, with one-half of the interest accruing to the benefit of TENANT and paid to TENANT annually. Upon ten (10) days prior notice to TENANT, the LANDLORD may apply all or part of the Security Deposit under this lease as and to the extent necessary to cure any outstanding material default of TENANT provided that any applicable grace period shall have expired. If LANDLORD uses any part of the Security Deposit, TENANT shall restore the Security Deposit to its full amount with thirty (30) days after

     LANDLORD's written request. TENANT's failure to do so shall be a material default under this Lease.

4.4  Lease Allowance
     ---------------

     Within fifteen (15) days after the execution of this Lease, LANDLORD shall pay to TENANT the sum of $120,000 in consideration of this Lease. If the Term is not extended after the Initial Term, except due to the default of LANDLORD, TENANT shall refund to LANDLORD, within fifteen days of the expiration of the Initial Term, the sum of $60,000; provided however, that if the Initial Term is terminated by reason of the default of TENANT, such refund shall be due within fifteen (15) days after such termination.

4.5  LANDLORD's Refund of Portion of Base Rent
     -----------------------------------------

     LANDLORD shall pay to TENANT a lump sum payment equal to one percent (1%) of the total aggregate Base Rent for the balance of the then current Term upon the occurrence of either and each of the following events: (a) the execution of this Lease and (b) the commencement of any extension period under this Lease.- In addition, in the event that an agreement is executed whereby TENANT leases space at the Project in addition to the Leased Premises, LANDLORD shall pay to TENANT a lump sum payment equal to one (1%) percent of the aggregate Base Rent payable with respect to such additional space for the balance of the then current Term. In the event any payment due by reason of this Section 4.5 is not received by TENANT within thirty
     (30) days after it is due, in addition to such other rights and remedies available at law or in equity, TENANT shall have the right to offset against the rent or additional rent next coming due to LANDLORD the amount due under this section together with interest, thereon at the rate of eighteen (18%) percent per annum (the "Default Rate") from the date which is thirty (30) days after the due date, to and including the date payment in full is actually so applied.

4.6  Late Charges
     ------------

     TENANT's failure to pay rent or additional rent promptly may cause LANDLORD to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on LANDLORD by any ground lease, mortgage or trust deed encumbering the Leased Premises. Therefore, if LANDLORD does not receive any rent payment within ten (10) days after it becomes due, TENANT shall pay LANDLORD a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs LANDLORD will incur by reason of such late payment. In addition to the foregoing late charge, in the event that such rent payment is not paid within (90) days after it becomes due, LANDLORD shall be entitled to interest on the unpaid amount from and after such 90th day at the Default Rate (as defined in Section 4.5 above).


5.   ADDITIONAL RENT

     All charges payable by TENANT to LANDLORD, other than Base Rent are called Additional Rent. All Additional Rent that has been billed shall be paid within thirty (30) days (fifteen (15) days with respect to TENANT's Tax share) following receipt by TENANT of the invoice relating thereto. TENANT shall be entitled to receive from LANDLORD such documentation to support a demand for payment of Additional Rent as TENANT may reasonably require. Additional Rent shall include the items described in this Article 5.

     5.1  Real Property Taxes:
          -------------------

          5.1.1 For purposes of this Section 5.1, the following terms shall have the following meanings:

                 5.1.1.1 "Real Property Taxes" shall mean (i) any fee, license fee, license tax, commercial rental tax, levy, charge, assessment, or tax imposed by any taxing authority on the LANDLORD relative to the Leased Premises or the land upon which the Leased Premises are located; (ii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Leased Premises by any governmental agency; (iii) any tax imposed upon this transaction or based upon a reassessment of the Leased Premises due to a change in ownership or transfer of all or part of LANDLORD's interest in the Leased Premises; and (iv) any charge or fee replacing any tax previously included within the definition of Real Property Taxes. "Real Property Taxes" do not, however, include LANDLORD's federal, state, or local income, franchise, inheritance or estate taxes, or any other tax not related to the Leased Premises.

                 5.1.1.2 "TENANT's Proportionate Share" shall mean an amount calculated by the LANDLORD based upon the following:

                         5.1.1.2.1 The land assessment for the entire Project shall be allocated to the

                                    Leased Premises based upon the ratio of the floor area of the Leased Premises to the entire floor area for all of the buildings comprising the Project, which the parties acknowledge is equal to 50.2% as of the date of this Lease; plus

                         5.1.1.2.2 The assessment for the buildings in which the Leased Premises are located shall be allocated to the Leased Premises based upon the assessment for each building as determined by the municipal records and the portion of such assessment for the Leased Premises shall be based upon the ratio of the floor area of the Leased Premises to the entire floor area for each building.

                         5.1.1.2.3  The amount (a) determined pursuant to
                                    Section 5.1.1.2.1 plus the amount
                                    determined by Section 5.1.1.2.2 (b) divided by the total assessment for the entire Project shall be the TENANT's Proportionate Share.

                         5.1.1.2.4  If the above formula for the allocation
                                    of taxes must be discontinued because of the unavailability of adequate information from municipal records, a similar formula for the equitable allocation of the taxes shall be developed by the LANDLORD, using any reasonable method to allocate TENANT's Proportionate Share.

                         5.1.1.2.5 Notwithstanding the foregoing, if the taxing authority discontinues the separate assessment of the improvements (for its internal worksheet purposes) at the Project, then, based upon improvements existing as of the date of this Lease, "Tenant's Proportionate Share" shall mean 50.2% provided however, that such percentage is intended to represent the percentage of floor area comprising the Leased Premises divided by the total floor area comprising the Project (hereinbelow defined). In the event that the Project is expanded, or the amount of floor area included in the Project is increased, the TENANT's Proportionate Share shall be reduced accordingly.

                         5.1.1.2.6 In any event, LANDLORD shall apply the same method of determining the share of Real Property Taxes payable by all Tenants at the Project in the same manner.

                 5.1.1.3 "TENANT's Tax Share" shall mean TENANT's
                         Proportionate Share of Real Property Taxes.

          5.1.2 At any time during the Term, LANDLORD shall render to TENANT a statement or statements ("LANDLORD's Statement") showing the amount of TENANT's Tax Share, together with the calculation of same and a copy of the information available from the taxing authorities in support of the information contained in such LANDLORD's Statement. LANDLORD's failure to render a LANDLORD's Statement during or with respect to any period shall not prejudice LANDLORD's right to render a LANDLORD's Statement during or with respect to any subsequent period, and shall not eliminate or reduce TENANT's obligation to pay TENANT's Tax Share.

          5.1.3 TENANT shall pay the TENANT's Tax Share to LANDLORD within fifteen (15) days following receipt by TENANT of LANDLORD's Statement.

          5.1.4 LANDLORD's determination of TENANT's Tax Share pursuant to a LANDLORD's statement shall be binding on TENANT unless TENANT objects in writing to such statement within ninety (90) days after receipt thereof by TENANT.


          5.1.5

                 5.1.5.1 If, as a result of any application or proceeding
                         brought by or on behalf of LANDLORD, LANDLORD shall receive a refund of Taxes for any tax year in respect of which TENANT shall have paid TENANT's Tax Share, LANDLORD shall promptly notify TENANT thereof and shall either pay to TENANT, or permit TENANT to credit against subsequent payments of Rent under this Lease, TENANT's Proportionate Share of the refund, less TENANT's Proportionate Share of any reasonable attorney's or consultant's fees and expenses incurred by LANDLORD by reason of such application;

                 5.1.5.2 In the event that (a) LANDLORD elects not to make
                         timely application to contest or review by appropriate legal proceedings the amount of the assessment for Real Property Taxes during each year of the term of this Lease and to prosecute such application with due diligence in order to seek a reduction in such assessment, and (b) TENANT shall have notified LANDLORD that TENANT would like the opportunity to make such application for any given year, unless LANDLORD shall have notified TENANT of its election to make such application no later than seven (7) days prior to the last date for the filing of such application, TENANT shall have the right to file such application and LANDLORD shall cooperate with TENANT and shall execute any documents reasonably required in furtherance thereof. TENANT shall be entitled to receive TENANT's Proportionate Share of any refund resulting from such application, after deducting from such refund the fees and expenses incurred by TENANT in connection therewith. LANDLORD shall pay to TENANT such amount if the refund is initially received by LANDLORD.

     5.2  Common Area Maintenance ("CAM") Charges
          ---------------------------------------

          5.2.1 As and for its share of the LANDLORD's cost of repairing, maintaining, replacing and operating the Common Areas (as defined in Section 7.1 below), the TENANT shall pay to LANDLORD an amount ("CAM Charges") equal to Thirty-eight Thousand, Five Hundred Ninety ($38,590.00) Dollars per annum, in equal monthly installments of Three Thousand, Two Hundred Fifteen and Eighty Three Hundredths ($3,215.83) Dollars each, beginning as of the first day of January, 1993.

          5.2.2 The amount of CAM Charges shall be increased as of January 1 of each year during the Term (including each extension term) beginning January 1, 1994 by an amount equal to Five (5%) percent of the amount of CAM Charges for the prior year.

          5.2.3  The amount of CAM Charges as determined pursuant to this
                 Section 5.2 shall be the sole responsibility of the TENANT with respect to LANDLORD's cost of operating, maintaining, repairing or replacing the Common Areas, notwithstanding the actual cost thereof incurred by LANDLORD.

6.   INSURANCE AND INDEMNITY

     6.1  Liability Insurance
          -------------------

          During the Lease Term, TENANT shall maintain policies of comprehensive public liability insurance at TENANT's expense, insuring LANDLORD against liability arising out of the use or occupancy or maintenance of the Leased Premises. The initial amount of such liability insurance shall be at least $1,000,000 per occurrence combined single limit with at least a $2,000,000 annual aggregate. If TENANT has operations at more than one location, the TENANT's policy should be endorsed to provide that the aggregate apply to the Leased Premises separately from such other locations.

     6.2  Indemnity by TENANT
          -------------------

          Except as provided below, TENANT shall indemnify LANDLORD against and hold LANDLORD harmless from any and all costs, claims or liability (hereafter collectively referred to as "Damages") arising from: (a) TENANT's negligent or willful misuse of the Leased Premises, (b) the conduct of TENANT's business or anything else done or permitted by TENANT to be done in or about the Leased Premises; (c) any material breach or default in the performance of TENANT's obligations under this Lease; (d) any knowing misrepresentation or material breach of warranty by TENANT under this lease; or (e) other wrongful acts or omissions of TENANT causing injury to LANDLORD; provided, however, that no such duty to indemnify or hold harmless shall arise to the extent that the Damages arise out of the negligent or willful misconduct of LANDLORD or LANDLORD's breach of this Lease. TENANT shall defend LANDLORD against any such Damages at TENANT's expense with counsel reasonably acceptable to LANDLORD. As a material part of the consideration to LANDLORD, TENANT hereby assumes all risk of damage to property or injury to persons in or about the Leased Premises arising from any cause, and TENANT hereby waives all claims in respect thereof against LANDLORD, except for any claim arising out of LANDLORD's negligence or wilful misconduct. This Indemnity and Hold Harmless clause must be included in the public liability and property damage insurance policies and should be so stated on the Certificate of Insurance.

     6.3  Indemnity by LANDLORD
          ---------------------

          Except as provided below, LANDLORD shall indemnify TENANT against and hold TENANT harmless from any and all Damages arising from: (a) LANDLORD's negligent or willful misuse of the Leased Premises, (b) the conduct of LANDLORD's business or anything else done or permitted by LANDLORD to be done in or about the Leased Premises; (c) any material breach or default in the performance of LANDLORD's obligations under this Lease; (d) any knowing misrepresentation or material breach of warranty by LANDLORD under this lease; or (e) other wrongful acts or omissions of LANDLORD causing injury to TENANT; provided, however, that no such duty to indemnify or hold harmless shall arise to the extent that the Damages arise out of the negligent or willful misconduct of TENANT or TENANT's breach of this Lease. LANDLORD shall defend TENANT against any such Damages at LANDLORD's expense with counsel reasonably acceptable to TENANT.

     6.4  Hazard and Rental Income Insurance
          ----------------------------------

          During the term of the lease and any extension period, TENANT shall maintain a policy(ies) of insurance at TENANT's expense for the benefit of the LANDLORD, covering all leasehold improvements and betterments of the Leased Premises, to the extent that said improvements or betterments belong to the LANDLORD under this Lease, for full replacement value of not less than $100,000.00 and loss of business income coverage of not less than at least one years rent, estimated pro-rata share of real property taxes and common area charges. Such policies shall be written under a "special perils" or broader form of insurance and shall name the LANDLORD as an additional insured and loss payee as respects the above subjects of insurance. Such policy(ies) shall contain a provision obligating the insurer(s) to provide a 30 day written notice of non-renewal or material change of coverage and a provision stating that the LANDLORD has no obligation of any kind for the payments of premiums under the policy(ies). Deductibles, if any, under the policy(ies) shall apply to TENANT's portion of any losses.

     6.5  Payment of Insurance Premiums
          -----------------------------

          TENANT shall pay all premiums for the insurance policies covering the Leased Premises described above and evidence of payment of the insurance premiums for all of the aforementioned policies must be submitted to the LANDLORD within twenty (20) days after commencement date of the policies or the due date of premium, whichever is later. All insurance shall be maintained with companies, licensed to do business in New York on an admitted basis by the New York State Insurance Department, holding a "General Policyholder's Rating" of B+ or better, as set forth in the most current issue of "Best's Insurance Guide." TENANT shall be liable for the payment of any deductible amount under insurance policies.

     6.6  Insurance Certificate
          ---------------------

          The LANDLORD shall be an additional assured under the policies required by this Section 6. The TENANT shall, within five (5) days of signing a Lease, supply the LANDLORD with Certificates of Insurance, reflecting the stated limits of insurance carried and excess, if any, naming the LANDLORD as an assured, and such Certificates shall have thirty (30) days written notice of cancellation to the LANDLORD without any obligation for premium payments by LANDLORD.

     6.7  LANDLORD's Obligation to Maintain Property and Liability Insurance
          ------------------------------------------------------------------

          At all times during the Term, LANDLORD shall, at its sole cost and expense, maintain policies of comprehensive public liability insurance having a coverage limit of not less than $2,000,000 and property damage insurance for the full replacement value of the Project.

7.   COMMON AREAS AND COMMON AREA CHARGES

     7.1  Common Areas:
          ------------

          As used in this Lease, "Common Areas" means, with respect to the contiguous properties owned by LANDLORD at 100 Rusten Corporate Park ("the Project") in which the Leased Premises are located, those areas, equipment and facilities which are or become available for the common use of tenants of the Project and which are not leased or held for the exclusive use of TENANT or other tenants under existing agreements, including, but not limited to, building systems, parking areas, driveways, sidewalks, loading areas, access roads, corridors landscaping and planted areas. LANDLORD may from time to time change the size, location, nature and use of any of the Common Areas into leasable areas, constructing additional parking facilities (including parking structures) in the Common Areas, and increasing or decreasing Common Area land and/or facilities. TENANT acknowledges that such activities may result in occasional inconvenience to TENANT from time to time. Such activities and changes shall be expressly permitted if they do not materially affect TENANT's use, occupancy and enjoyment of the Leased Premises.

     7.2  Use of Common Areas
          -------------------

          TENANT shall have the nonexclusive right (in common with other tenants and all others to whom LANDLORD has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as LANDLORD may establish from time to time on notice to TENANT; provided however, that such rules and regulations shall be applied to all tenants of LANDLORD in a non-discriminatory manner; and provided further, however, that, any rules and regulations shall not increase the rent or other charges due hereunder or in any way materially increase TENANT's duties or materially decrease TENANT's rights under this Lease. TENANT shall abide by such rules and regulations and shall use its reasonable best efforts to cause others who use the Common Areas with TENANT's expressed or implied permission to abide by LANDLORD's rules and regulations. At any time, LANDLORD may close any Common Areas to perform any acts in and to the Common Areas as, in LANDLORD's reasonable judgement, may be desirable to improve the Project; provided that the same do not materially or adversely affect TENANT's use, occupancy or enjoyment of the Leased Premises. TENANT shall not, at any time, interfere with the rights of LANDLORD, other tenants, or any other person entitled to use the Common Areas.

     7.3  Specific Provisions Re: Vehicle Parking
          ---------------------------------------

          TENANT shall be entitled to use the vehicle parking spaces in the Project without payment of any additional rent. TENANT's parking shall not be reserved (provided however, that the parking available to TENANT as of the date hereof shall not be materially reduced or restricted) and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. TENANT shall not cause large trucks or other large vehicles to be parked within the front of Project or on the adjacent streets. Temporary parking of large delivery vehicles in the Project shall be permitted by the rules and regulations established by LANDLORD. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designed for parking.

     7.4  Maintenance of Common Areas
          ---------------------------

          LANDLORD shall maintain the Common Areas in good order, condition and repair, free of ice, snow, or other physical barriers or obstacles to TENANT'S free use of the Leased Premises, and shall operate the Project, as a first class industrial/commercial real property development. TENANT shall pay for any increase in the property insurance premiums for such buildings to the extent caused by TENANT's acts, omissions, use or occupancy of the Leased Premises. The LANDLORD will insure all common areas for liability and property damage two million dollars ($2,000,000.00) per occurrence.

8.   USE OF THE LEASED PREMISES

     8.1  Manner of Use
          -------------

          TENANT shall not cause or permit the space to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order; provided that the foregoing shall not apply to any violation of laws, rules, codes or other legal requirements applicable to TENANT's pharmaceutical operations within the Demised Premises.

          TENANT covenants and agrees not to suffer, permit, introduce or maintain in, on or about any portion of the Leased Premises, any asbestos, polychlorinated biphenyls or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such (including petroleum products if they are defined, determined or identified as such) in any federal, state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretation of any thereof, including any judicial or administrative orders or judgments applicable to the Leased Premises (collectively, "Environmental Laws"), if and to the extent the same constitutes a violation of any Environmental Laws.

     8.2  Signs, Auctions, Retail Sales, Etc.
          -----------------------------------

          No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted, or affixed by any TENANT on any part of the outside or inside of the demised premises or building without the prior written consent of the LANDLORD, which shall not be unreasonably withheld, and, if required, any appropriate local governmental body. In the event of the violation of the foregoing by any TENANT, LANDLORD may remove same without any liability, and may charge the expense incurred by such removal to the TENANT or TENANTs violating these rules. Interior signs on doors shall be inscribed, painted or affixed at the expense of the TENANT, and shall be of a size, color and style acceptable to the LANDLORD, such acceptability to not be unreasonably withheld, and, if required, by Municipal Agencies and Departments. TENANT shall not conduct or permit, unless required by law or court order, any retail sales, auctions, or sheriff's sales at the Leased Premises. The LANDLORD will maintain a Building Directory and the TENANT will be given two (2) listings at no charge. If the TENANT will require additional listings, the TENANT will pay the LANDLORD the cost for each additional listing.

     8.3  LANDLORD's Access
          -----------------

          LANDLORD or its agents may enter the Leased Premises during business hours to show the Leased Premises to potential buyers, investors, or other parties, or for any other purpose LANDLORD deems necessary or, during the last nine (9) months of the Lease Term, to show the Leased Premises to potential tenants, . LANDLORD shall give TENANT prior written notice of such entry, except in the case of an emergency and shall use its best efforts to minimize disruption of TENANT's business. LANDLORD may place customary "For Sale" or "For Lease" signs on the Leased Premises no earlier than 9 months prior to the termination of this Lease. During the Lease Term, except as specifically authorized in writing by TENANT, LANDLORD shall not take photographs, make drawings of, or in any other way reproduce the interior of the Leased Premises. Any action taken by the LANDLORD under this Paragraph shall not disrupt the TENANT's business.

     8.4  Quiet Possession
          ----------------

          If TENANT pays the rent and complies with all other terms of this Lease, TENANT may occupy and enjoy the Leased Premises for the full Term, subject to the provisions of this Lease.

9.  CONDITION OF LEASED PREMISES, MAINTENANCE, TENANT REPAIRS AND ALTERATIONS

     9.1  Existing Conditions
          -------------------

          Except with respect to the roof, and as otherwise provided in Sections 9.2, 9.3 and 9.4 and 9.6.1 in this Lease, TENANT accepts the Leased Premises in its current condition. TENANT shall be responsible for watertightness of any installation of any equipment heretofore or hereafter installed by TENANT on the roof of any building. TENANT shall be responsible for any damage caused to the roof due solely to the installation or maintenance of any equipment by TENANT. Except as provided in this Paragraph 9.1, nothing herein contained shall be deemed or construed to relieve the LANDLORD of its liability to maintain the roof in good repair and condition.

     9.2  Compliance with Laws
          --------------------

          LANDLORD shall perform all alterations, structural or non-structural, which shall be required or appropriate in order that the current main, exterior entrances to the Leased Premises (one in each of the buildings) comply with the provisions of the Americans With Disabilities Act, to the extent applicable to the Leased Premises.

     9.3  Obligation to Maintain Leased Premises
          --------------------------------------

          Subject to the other provisions of this Lease, TENANT shall have responsibility to repair, maintain or replace all portions of the Leased Premises; provided however, that, subject to the provisions of
          Section 9.6.1 below, LANDLORD shall have responsibility to repair, maintain or replace the sprinkler system (except to the extent the same shall be due to TENANT's improper installation of the same), and structural elements of the Building, including without limitation roof, exterior walls (excluding windows and exterior doors and overhead doors, which shall be the obligation of TENANT to maintain, repair or replace) and floor slabs. In the event that LANDLORD fails to perform any obligation on its part to be performed within ninety
          (90) days after notice from TENANT (or within such lesser period of time as may be reasonable in the event of any emergency), TENANT shall have the right to perform such obligation. In that event, LANDLORD shall reimburse TENANT for the reasonable cost thereof, with interest thereon at the Default Rate.

     9.4  Additional Electrical Requirements of TENANT
          --------------------------------------------

          The TENANT will notify the LANDLORD by July 15, 1993 of any additional electrical supply requirements of TENANT. The LANDLORD shall cause such additional electrical supply to be provided to TENANT within ninety (90) days after such notice into the meter room of buildings "A" and "B". During the term of the Lease the LANDLORD shall have no further obligation to provide any modification to the electrical power system. The TENANT will provide it's own distribution of the electrical power from the meter rooms to its Premises.

     9.5  Exemption of LANDLORD from Liability
          ------------------------------------

          9.5.1

          LANDLORD shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of TENANT, TENANT's employees, invitees, customers or any other person in or about the Leased Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause;
          (c) conditions arising in or about the Leased Premises or upon other portions of the Project of which the Leased Premises is a part, or from other sources or places; or (d) any act or omission of any other tenant of the Project which the Leased Premises is a part. LANDLORD shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to TENANT. The provisions of this Section shall not, however, exempt LANDLORD from any damage, injury or other liability arising out of LANDLORD's negligence, willful misconduct, or breach of this Lease.

          9.5.2

          LANDLORD (and, in case LANDLORD shall be a joint venture, partnership, tenancy-in-common, association or other form of joint ownership and the members of any such joint venture, partnership, tenancy-in-common, association or other form of joint ownership) shall have absolutely no personal liability with respect to any provision of this Lease, or any obligation or liability arising therefrom or in connection herewith. TENANT shall look solely to the equity of the then owner of the Demised Premises in the Demised Premises (or, if the interest of LANDLORD and the Demised Premises is only a leasehold interest, TENANT shall look solely to such leasehold interest) for the satisfaction of any remedies of TENANT in the event of a breach by LANDLORD of any of its obligations. Such exculpation of liability shall be absolute and without any exception whatsoever. Notwithstanding the foregoing, TENANT shall have the right to offset or deduct from amounts otherwise due and owing to LANDLORD under this Lease, amounts due from LANDLORD to TENANT under this Lease.

     9.6  TENANT's Obligations
          --------------------

          9.6.1 Maintenance

          Without limiting the LANDLORD's responsibility to maintain the building, TENANT shall keep the Leased Premises (including any systems and equipment constituting a part of the Leased Premises, but excluding any Common Area or building systems which are intended to service more than one tenant at the Project) in good order during the Lease Term. TENANT shall also maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. However, in the event that TENANT fails to do so, LANDLORD shall have the right, upon thirty (30) days prior written notice to TENANT, to undertake the responsibility for preventive maintenance of the heating and air conditioning system, at TENANT's reasonable expense. It is the intention of the LANDLORD and TENANT that, at all times during the Lease Term, TENANT shall maintain the Leased Premises in an attractive, first-class and fully operative condition. TENANT may not do any non-structural alterations to the exterior of the Leased Premises or the Common Areas. TENANT may not do or make any structural alterations to the interior of the leased areas (including the sprinkler system) without written consent of the LANDLORD; provided that such consent shall not be unreasonably withheld. LANDLORD hereby consents to TENANT making those improvements set forth on the schedule annexed hereto as Exhibit B, subject to compliance by TENANT with all applicable municipal laws, regulations and requirements.

          In the event that TENANT undertakes any alterations to the sprinkler system in the Leased Premises, TENANT shall use such contractor as LANDLORD shall designate or approve; provided however, that if the estimated cost of such alterations exceeds $7,500 (plus 5% per annum of such amount to the date TENANT seeks to make such alterations) TENANT shall use such contractor as LANDLORD shall approve, which approval shall not be unreasonably withheld or delayed.

          Notwithstanding anything contained in Section 9.3 of the Lease, TENANT shall be responsible for any defects in and the maintenance of any alterations to the sprinkler system which it has heretofore, or shall hereafter make, unless such alterations are made pursuant to TENANT's right to cure a default by LANDLORD under this Lease.

          9.6.2 Liens or Encumbrances

          The TENANT shall use its reasonable best efforts to not cause any liens or encumbrances to be filed against the Leased Premises. If any liens or encumbrances are be filed, the TENANT will remove any liens or encumbrances of record, by bonding or otherwise, within thirty (30) days after written notice to TENANT. TENANT shall pay when due all proper claims for labor and material furnished at its request to the Leased Premises. TENANT shall give LANDLORD at least ten (10) days prior written notice of the commencement of any non-regular maintenance work by outside contractors on the Leased Premises or any work by its employees that involves any material change to the Leased Premises. Nothing contained in this paragraph shall be construed to allow LANDLORD to prevent any such lawful work from being performed provided that the work does not cause any damage to the Leased Premises. LANDLORD may elect to record and post notices of non-responsibility on the Leased Premises.

          9.6.3 LANDLORD's Right to Perform Repairs

          If TENANT fails to maintain and repair the Leased Premises as and to the extent required under this Lease, LANDLORD may, on ten (10) days prior written notice (except that no written notice shall be required in case of emergency provided that LANDLORD shall have unsuccessfully made a good faith effort to notify TENANT other than in writing) enter the Leased Premises and perform such repair and maintenance on behalf of TENANT. In such case, TENANT shall reimburse LANDLORD for all reasonable costs so incurred within ten (10) days after demand by LANDLORD.


10.  DAMAGE OR DESTRUCTION
     ---------------------

     10.1 Notice by TENANT to LANDLORD of Damage to Leased Premises

          TENANT shall notify LANDLORD in writing immediately upon the occurrence of any damage to the Leased Premises of greater than $1,000.

     10.2 Partial Damage to Leased Premises

          10.2.1

                 If the Leased Premises or any part thereof shall be damaged by fire or other casualty, TENANT shall give immediate notice thereof to LANDLORD and this Lease shall continue in full force and effect except as hereinafter set forth.

          10.2.2

                 If the Leased Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of LANDLORD and the rent, until such repair shall be substantially completed, shall be abated from the day following the casualty according to the part of the premises which is unusable.

     10.3 Total or Substantial Destruction
          --------------------------------

          If the Leased Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by LANDLORD. LANDLORD shall make the repairs and restorations under the conditions of 10.2.2 hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond LANDLORD's control. After any such casualty, TENANT shall cooperate with LANDLORD's restoration by removing from the premises as promptly as reasonably possible, all of TENANT's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume (30) days after written notice from LANDLORD that the premises are substantially ready for TENANT's occupancy. For purposes of this section, the term "substantially ready" shall mean that LANDLORD shall have restored the Leased Premises to substantially the same condition as at January 1, 1993. TENANT shall have the right to enter upon the Leased Premises during the period that LANDLORD is restoring the Leased Premises for the purpose of performing work or installations as it may elect in order to prepare the Leased Premises for occupancy. Nothing herein is intended to affect the TENANT's obligation to maintain business interruption insurance pursuant to Section 6.4 above.

     10.4 Waiver of Subrogation
          ---------------------

          Nothing contained hereinabove shall relieve TENANT from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and TENANT each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance; provided that Owner and TENANT each covenants to obtain such waiver of subrogation clause. TENANT acknowledges that Owner will not carry insurance of TENANT's furniture and/or furnishings, on any fixtures or equipment, improvements, or appurtenances removable by TENANT and agrees that Owner will not be obligated to repair any damage thereto or replace the same.

     10.5 Obligation For Rent Following Casualty
          --------------------------------------

          Notwithstanding the provisions of Sections 10.2.2 or 10.3, in the event of a casualty loss or damage to the Leased Premises, except due to the acts or omissions of LANDLORD, TENANT shall be liable to LANDLORD for the payment of rent, notwithstanding that the Leased Premises are not then tenantable, if and only to the extent of insurance proceeds actually paid to or on behalf of TENANT by TENANT's insurance company. Nothing herein contained is intended to reduce or otherwise affect TENANT's obligation to maintain loss of business income insurance coverage pursuant to Section 6.4 of this Lease.

     10.6 Waiver of RPL Section 227
          -------------------------

          TENANT hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

11.  CONDEMNATION

     If all or any portion of the Leased Premises is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Leased Premises is located, or which is located on the Leased Premises, is taken, either LANDLORD or TENANT may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within thirty
     (30) days after receipt of written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority takes possession). If neither LANDLORD nor TENANT terminates this Lease, this Lease shall remain in effect as to the portion of the Leased Premises not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Leased Premises.

     Any condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgages or beneficiary under a deed of trust encumbering the Leased Premises, the amount of its interest in the Leased Premises; (b) second, to TENANT, only the amount of any award specifically designated for loss of or damage to TENANT's trade fixtures, leasehold improvements, business, or removable personal property, and, even if not so designated, for TENANT's moving expenses associated with the condemnation; and (c) third, to LANDLORD, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee or otherwise. If this Lease is not terminated, LANDLORD shall repair any damage to the Leased Premises caused by the Condemnation, except that LANDLORD shall not be obligated to repair any damage for which TENANT has been reimbursed by the condemning authority. If the severance damages received by LANDLORD are not sufficient to pay for such repair, LANDLORD shall have the right to either terminate this Lease or make such repair at LANDLORD's expense.

12.  ASSIGNMENT AND SUBLETTING

     12.1 LANDLORD's Consent Required
          ---------------------------

          No portion of the Leased Premises or of TENANT's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law, or act of TENANT, without LANDLORD's prior written consent, except as provided in Paragraph 12.2 below, which shall not be unreasonably withheld. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease.

     12.2 TENANT Affiliate
          ----------------

          TENANT may assign this Lease or sublease the Leased Premises without LANDLORD's consent, to any corporation which controls, is controlled by or is under common control with TENANT, or to any corporation resulting from the merger of or consolidation with TENANT ("TENANT's Affiliate"). In such case, any TENANT's Affiliate shall assume in writing all of TENANT's obligations under this Lease.

     12.3 No Release of TENANT
          --------------------

          No transfer permitted by this Article whether with or without LANDLORD's consent, shall release TENANT or change TENANT's primary liability to pay the rent and to perform all other obligations of TENANT under this Lease. LANDLORD's acceptance of rent from any other person is not a waiver of any provision of this Article. Consent to one transfer is not a consent to any subsequent transfer. If TENANT's transferee defaults under this Lease, LANDLORD may proceed directly against TENANT without pursuing remedies against the transferee. Such action shall not relieve TENANT's liability under this Lease.

     12.4 LANDLORD's Election
          -------------------

          TENANT's request for consent to any transfer described in Paragraph
          12.1 above shall be accompanied by a written statement setting forth in summary fashion the details of the proposed transfer, including the name, business and (if available through the reasonable efforts of TENANT) financial condition of the prospective transferee, and financial details of the proposed transfer (e.g., the term of and rent and security deposit payable under any assignment or sublease). LANDLORD shall have the right (a) to withhold consent, if reasonable; or (b) to grant consent.

     12.5 No Merger
          ---------

          No merger shall result from TENANT's sublease of the Leased Premises under this Article, TENANT's surrender of this Lease or the termination of this Lease in any other manner. In any such event, LANDLORD may terminate any or all subtenancies or succeed to the interest of TENANT as LANDLORD thereunder.

13.  DEFAULTS; REMEDIES

     13.1 Events of Default
          -----------------

          If TENANT shall make default in fulfilling any of the covenants of this Lease including the covenant for the payment of Rent, and if such default shall not have been cured within: (a) fifteen (15) days after receipt by TENANT of written notice with respect to Rent, CAM Charges or Real Property Taxes or (b) thirty (30) days after receipt of written notice with respect to either (i) any other payments herein required to be made by Tenant or (ii) if such default involves the fulfillment of any of the other covenants of this Lease, then LANDLORD may give TENANT additional twenty (20) day written notice of intention to end the term of this Lease and at the expiration of said twenty (20) days (if said default continues to exist, or if TENANT shall not then be diligently engaged in good faith in prosecuting any work necessary to cure such default or in taking the steps necessary to remedy such default), the term of this Lease shall expire as fully and completely as if that day were the day herein definitely fixed for the expiration of the term, and TENANT will then quit and surrender the Leased Premises to LANDLORD, but TENANT shall remain liable as hereinafter provided.

     13.2 Eviction Proceedings
          --------------------

          If the last notice provided for in Section 13.1 hereof shall have been given, and the term shall have expired as aforesaid; or if any execution of attachment shall be issued against TENANT or any of TENANT's property whereupon the Leased Premises shall be taken or occupied by someone other than TENANT' then, and in any of such events, LANDLORD may dispossess TENANT and the legal representative of TENANT or other occupant of the Leased Premises by summary proceedings and remove their effects and hold the Leased Premises as if this Lease had not been made.

     13.3 Liquidated Damages
          ------------------

          In case of any default or dispossess by summary proceedings, (i) the Rent shall become due thereupon and be paid up to the time of such events, together with such reasonable expenses as LANDLORD may incur for legal expenses, attorneys' fees, brokerage and/or putting the Leased Premises in good order, or for preparing the same for re-rental; (ii) LANDLORD shall use its reasonable efforts to relet the Leased Premises; either in the name of LANDLORD or otherwise, for a term or terms which may as LANDLORD's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease; and/or (iii) TENANT or its legal representatives shall also pay LANDLORD, as liquidated damages for the failure of TENANT to observe and perform said TENANT's covenants herein contained, any deficiency between the Rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Leased Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. In computing such liquidated damages there shall be added to the said deficiency such reasonable expenses as LANDLORD may incur in connection with reletting, such as legal expenses, attorneys' fees, brokerage and for keeping the Leased Premises in good order or for preparing the same for reletting. Any such liquidated damages shall be paid in monthly installments by TENANT on the days specified in this Lease for the payment of Rent, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of LANDLORD to collect the deficiency for any subsequent month by a similar proceeding. LANDLORD, at its option, may make such reasonable alterations and/or decorations in the Demised Premises as LANDLORD in its sole reasonable judgment considers advisable and necessary for the purpose of reletting the Demised Premises; and the making of such alterations and/or decorations shall not operate or be construed to release TENANT from liability hereunder as aforesaid. Provided that LANDLORD shall have used reasonable efforts to relet the Demised Premises, LANDLORD shall in no event be liable in any way whatsoever for failure to relet the Demised Premises, or in the event that the Demised Premises are relet for failure to collect the rent thereof under such reletting. In the event of a breach by TENANT of any of the covenants or provisions hereof, LANDLORD shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy, shall not preclude LANDLORD from any other remedy in law or in equity. TENANT hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of TENANT being evicted or dispossessed for any cause, or in the event of LANDLORD obtaining possession of Demised Premises, by reason of the violation by TENANT of any of the covenants and conditions of this Lease, or otherwise.

14.  PROTECTION OF LENDER

     14.1 Subordination
          -------------

          Upon compliance with the provisions of Section 14.5 below, this Lease shall be subordinated to any ground lease, deed of trust or mortgage encumbering the Leased Premises, any advances made on the security thereof, any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. However, TENANT's right to quiet possession of the Leased Premises during the Lease Term shall not be disturbed if TENANT pays the rent and performs all of TENANT's material obligations under this Lease and is not otherwise in material default.

     14.2 Successor LANDLORD
          ------------------

          If LANDLORD's interest in the Leased Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, TENANT shall execute such reasonable documents as may be necessary to recognize such transferee or successor as the LANDLORD under this Lease. TENANT waives the protection of any statute or rule of law which gives or purports to give TENANT any right to terminate this lease or surrender possession of the Leased Premises upon the transfer of LANDLORD's interest. Any such successor landlord shall be deemed to assume each and every obligation of LANDLORD under this Lease.

     14.3 Signing of Documents
          --------------------

          TENANT shall sign and deliver any instrument or documents reasonably necessary to effect the provisions of Paragraphs 14.1 and 14.2 provided the same otherwise complies with the provisions of this
          Section 14. Such documents may contain such provisions as are customarily required by any ground lessor, beneficiary under a deed or trust or mortgagee. If TENANT fails to do so within thirty (30) days after receiving written notice and/or request by the landlord via Certified Mail, TENANT hereby makes, constitutes and irrevocably appoints LANDLORD, or any transferee or successor of LANDLORD, the attorney-in-fact for TENANT to execute and deliver any such instrument or document.

     14.4 Estoppel Certificates
          ---------------------

          Within twenty (20) days after written request, either party shall execute, acknowledge and deliver to the other a written statement certifying to the best of their knowledge: (I) that this Lease has not been cancelled or terminated; (II) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (III) that neither is in default under this Lease (or, if either party is claimed to be in default, stating why); and (IV) such other matters as may be reasonably required. Any such statement by TENANT may be given by LANDLORD to any prospective purchaser or encumbrancer of the Leased Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. Nothing contained in any such certificate shall be deemed a waiver of any breach by LANDLORD or an admission that there are no breaches by LANDLORD if TENANT does not have actual knowledge of an existing breach that s not disclosed in the certificate.

          If TENANT or LANDLORD does not deliver a statement requested by the other party within such twenty (20) day period, the other party, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (I) that the terms and provisions of this Lease have not been changed except as otherwise represented by that party; (II) that this Lease has not been cancelled or terminated except as otherwise represented by that party; (Ill) that not more than one month's base Rent or other charges have been paid in advance; and (IV) that that party is not in default under the Lease. In such event, the party failing to respond to the request of the other under the prior paragraph for a written statement shall be estopped from denying the truth of such facts.

     14.5 Non-Disturbance Agreement.  LANDLORD covenants and agrees to obtain
          --------------------------
          and to deliver to TENANT on or prior to execution of this Lease, a "non- disturbance" agreement in writing executed by the holders of any mortgage and any ground lessor affecting the Demised Premises which, in substance, shall provide that any mortgagee or ground lessor shall recognize the validity and continuance of this Lease in the event of a foreclosure of the LANDLORD's interest in and to the Demised Premises so long as TENANT shall not be in default hereunder, including applicable grace period (but subject to no other conditions or qualifications) or to exhibit to TENANT a true copy of any mortgage or mortgages or ground lease affecting the fee, which shall provide in a separate clause that the holder of said mortgage or mortgages or ground lease shall recognize the validity and continuance of this lease in the event of a foreclosure of the LANDLORD's interest in and to the Demised Premises so long as TENANT herein shall not be in default, including applicable grace period (but subject to no other conditions or qualifications). If and only if such a "non-disturbance" agreement is delivered to TENANT, this Lease shall be subject and subordinate to the mortgages or ground leases which may affect the real property of which the Demised Premises forms a part. This clause shall be self-operative and no further instrument or subordination shall be required.

     14.6 Collateral Assignment of Lease
          ------------------------------

          Attached to this Lease as Exhibit C is a Collateral Assignment of Lease which shall be separately executed by LANDLORD. In addition, LANDLORD shall use its reasonable best efforts to secure the approval of, and signature to, the Collateral Assignment of Lease by any present mortgage holder of the property of which the Leased Premises are a part.

15.  CONDITION OF LEASED PREMISES UPON END OR TERMINATION OF LEASE
     -------------------------------------------------------------

     Upon the termination of the Lease, TENANT shall surrender the Leased Premises to LANDLORD, broom clean and in substantially the same condition as of December 31, 1992, except for casualty loss and ordinary wear and tear which TENANT was not otherwise obligated to remedy under any provision of this Lease and free of all toxic and hazardous materials; provided however, TENANT shall not be obligated to either: (a) repair any damage which LANDLORD is required to repair under Article 9 or (b) except upon at least six (6) months' prior written notice from LANDLORD, remove any alterations, additions or improvements made after December 31, 1992 (whether or not made with LANDLORD's consent) at TENANT's expense; provided that, as to any alterations, additions or improvements for which LANDLORD's consent shall have been obtained, the LANDLORD shall not require such removal unless so provided in such consent.
All alterations, additions and improvements shall become LANDLORD's property and shall be surrendered to LANDLORD upon the termination of the Lease, except that TENANT shall remove any of TENANT's machinery, trade fixtures or equipment which can be removed without material damage to the Leased Premises. TENANT shall repair, at TENANT's expense, any damage to the Leased Premises caused by the removal of any such machinery, trade fixtures or equipment. In no event, however, shall TENANT remove any of the following materials or equipment without LANDLORD's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes; blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment (except window or other portable heating or air conditioning units purchased); fencing or security gates; or other similar building operating equipment.

16.  LEGAL COSTS

     16.1 TENANT's Duties to LANDLORD Regarding Legal Proceedings
          -------------------------------------------------------

          TENANT shall reimburse LANDLORD, upon demand, for any reasonable costs or expenses incurred by LANDLORD in connection with any material breach or default of TENANT under this Lease, whether or not suit is commenced or judgement entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for material breach of or to enforce the provisions of this lease is commenced, the court in such action shall award to the party in whose favor a judgement is entered, a reasonable sum as attorney's fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. TENANT shall also indemnify LANDLORD against and hold LANDLORD harmless from all costs, expenses, demands and liability incurred by LANDLORD if LANDLORD becomes or is made a party to any claim or action
          (a) instituted by TENANT, or by any third party against TENANT, or by or against any person holding any interest under or using the Leased Premises by License of or agreement with TENANT; (b) for foreclosure of any lien for labor or material furnished to or for TENANT or such other person; (c) otherwise arising out of or resulting from any wrongful act or transaction of TENANT or such other person; provided, however, that no such duty shall arise to the extent such claim or action arises out of the negligence or willful misconduct of LANDLORD. TENANT shall defend LANDLORD against any such claim or action at TENANT's expense with counsel reasonably acceptable to LANDLORD.

     16.2 LANDLORD's Duties to TENANT Regarding Legal Proceedings
          -------------------------------------------------------

          LANDLORD shall reimburse TENANT upon demand, for any reasonable costs or expenses incurred by TENANT in connection with any material breach or default of LANDLORD under this Lease, whether or not suit is commenced or judgement entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for material breach of or to enforce the provisions of this lease is commenced, the court in such action shall award to the party in whose favor a judgement is entered, a reasonable sum as attorney's fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. LANDLORD shall also indemnify TENANT against and hold TENANT harmless from all costs, expenses, demands and liability incurred by TENANT if TENANT becomes or is made a party to any claim or action (a) instituted by LANDLORD, or by any third party against LANDLORD, or by or against any person alleging to holding any interest under or using the Leased Premises by License of or agreement with LANDLORD (b) for foreclosure of any lien for labor or material furnished to or for LANDLORD or such person other than TENANT; (c) or otherwise arising out of or resulting from any wrongful act or transaction of LANDLORD or such other person; provided, however, that no such duty shall arise to the extent such claim or action arises out of the negligence or willful misconduct of TENANT. LANDLORD shall defend TENANT against any such claim or action at LANDLORD's expense with counsel reasonably acceptable to TENANT.

17.  BROKERAGE

     17.1 No Other Brokers
          ----------------

          Each party warrants that this Lease was brought about by C.B. Commercial Real Estate Group, Inc. (the "Broker") as real estate broker and that no other real estate brokers or other person acting as such, other than the Broker, were consulted or dealt with by it in connection with or had any part in interesting it to enter into this Lease. Landlord shall pay the commissions of Broker in accordance with Landlord's separate written agreement therewith. Each party shall indemnify, defend and hold the other harmless from any and all liability or expense, including but not limited to reasonable attorney's fees, incurred by the other because of any claim for commissions, fees or other compensation made by any person, other than the Broker, due to the acts or omissions of such party and arising out of or in connection with the execution of this Lease or any conversations or negotiations with respect thereto.

     17.2 TENANT's Right to Pay Broker
          ----------------------------

          Notwithstanding any provision to the contrary contained in the Lease, in the event TENANT is notified by the Broker in writing, by certified mail, return receipt requested, that LANDLORD has failed to pay any installment of the commission due to the Broker, by reason of this Lease, within thirty (30) days after it is due, then at TENANT'S sole option, TENANT may pay rental payments thereafter due, as the same becomes due under this Lease, to the Broker until the entire balance due to Broker has been paid in full. Any payments by TENANT as provided herein shall be credited by LANDLORD against TENANT'S obligation for any rent under the terms and conditions set forth in the Lease. The provisions of this paragraph shall be binding upon the LANDLORD, its heirs, successors and assigns and shall apply to all commissions due, or which may become due, to Broker in connection with the Lease, including commissions which may be, or may become, due upon any renewal or extension of the Lease, or if the TENANT occupies additional space in the LANDLORD's premises. In the event that TENANT elects to pay the Broker as provided in this section, the Broker shall indemnify, and hold harmless the TENANT from any claims, costs or expenses (including attorneys' fees) asserted against or incurred by TENANT as a consequence thereof.


18.  MISCELLANEOUS PROVISIONS

     18.1 Non-Discrimination
          ------------------

          TENANT promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, age, sex, caste, creed, religion, national origin, disability, sexual preference or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Leased Premises or any portion thereof.

     18.2 Definition of LANDLORD
          ----------------------

          As used in this Lease, the term "LANDLORD means only the current owner or owners of the fee title to the Leased Premises or the leasehold estate under a ground lease of the Leased Premises at the time in question. Each LANDLORD is obligated to perform the obligations of LANDLORD under this Lease only during the time such LANDLORD owns such interest or title. Any LANDLORD who transfers its title or interest is relieved of all liability with respect to the obligations of LANDLORD under this Lease to be performed on or after the date of transfer, but not for any claims or actions that arose or accrued prior to such transfer even if not asserted until after the transfer. However, with the prior written consent of TENANT, each LANDLORD may and shall deliver to its transferee all funds previously paid by TENANT if such funds have not yet been applied under the terms of this Lease.

     18.3 TENANT's Duty to Give Notice of LANDLORD's Breach of Lease
          ----------------------------------------------------------

          TENANT shall give written notice of any failure by LANDLORD to perform any of its obligations under this Lease to LANDLORD and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Leased Premises whose name and address have been furnished to TENANT in writing. LANDLORD shall not be in default under this Lease unless LANDLORD (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of TENANT's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, LANDLORD shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

     18.4 Severability
          ------------

          A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision of this Lease, which shall remain in full force and effect.

     18.5 Interpretation
          --------------

          The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provisions relating to the conduct, acts or omissions of TENANT, the term "TENANT" shall include TENANT's agents, employees, contractors, invitees, or successors or others acting on behalf of TENANT with TENANT's expressed or implied permission. In any provisions relating to the conduct, acts or omissions of LANDLORD, the term "LANDLORD" shall include LANDLORD's agents, employees, contractors, invitees, successors or others acting on behalf of LANDLORD with LANDLORD's expressed or implied permission.

     18.6 Incorporation of Prior Agreements: Modifications
          ------------------------------------------------

          This Lease is the only agreement between the parties pertaining to the lease of the Leased Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be voided.

     18.7 Notices
          -------

          Any notice required or permitted to be given under this Agreement shall be sufficiently given if in writing and delivered by registered or certified mail (return receipt requested), facsimile (with confirmation of transmittal), overnight courier (with confirmation of delivery), or hand delivery to the appropriate party at the address set forth below, or a such other address as such party may from time to time specify for that purpose in a notice similarly given:

          If to LANDLORD:

                       Rusten Corporate Park Associates
                       100 Red Schoolhouse Road
                       Chestnut Ridge, NY 10977
                       Attn: Stephen Iser

          If to TENANT:

                       PAR PHARMACEUTICAL, INC.
                       One Ram Ridge Road
                       Spring Valley, NY 10977
                       Attn: President (with a copy to General Counsel)
                       Fax: 914-425-7922

          Any such notice shall be effective (i) if sent by mail, three business days after mailing, (ii) if sent by facsimile, when transmitted, and (iii) if sent by courier or hand delivered, when received.

     18.8  Waivers
           -------

           All waivers must be in writing and signed by the waiving party. Neither a party's failure to enforce any provision of this Lease, nor LANDLORD's acceptance of rent, nor TENANT's continued occupancy of the Leased Premises or payment of Rent or other charges shall be a waiver and shall not prevent that party from enforcing any provision of this Lease in the future. No statement on a payment check from TENANT or in a letter accompanying a payment check shall be binding on LANDLORD. LANDLORD may, with or without notice to TENANT, negotiate such check without being bound to the conditions of such statement.

     18.9  No Recordation
           --------------

           TENANT shall not record this Lease without prior written consent from LANDLORD, which consent shall not be unreasonably withheld. However, LANDLORD and TENANT shall execute a "Short Form" memorandum of this Lease in the form annexed hereto, which memorandum may be recorded by either party without further notice

     18.10 Binding Effect; Choice of Law
           -----------------------------

           This Lease binds any party who legally acquires any rights or interest in this Lease from LANDLORD or TENANT. However, neither party shall have any obligation to the other's successor unless the rights or interests of either successor are acquired in accordance with the terms of this Lease. The laws of the state of New York, without giving effect to their choice of laws provisions, shall govern this Lease.

     18.11 Corporate Authority; Partnership Authority
           ------------------------------------------

           If either party to this Lease is a corporation, partnership or other form of business entity, each person signing this Lease on behalf of that party represents that he/she has full authority to do so and that this Lease binds the corporation, partnership, or other form of business entity.

     18.12 Force Majeure
           -------------

           Neither party shall be considered to be in material default in respect of any obligation hereunder, other than the obligation of a party to make payment of amounts due to the other party under or pursuant to this Agreement, if failure of performance shall be due to Force Majeure as defined below.

           18.12.1 If either party is affected by a Force Majeure event, such party shall, within ten (10) days of its occurrence, give notice to the other party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope or duration than is required and the non-performing party shall use its reasonable best efforts to remedy its inability to perform.

           18.12.2 "Force Majeure" shall mean an unforeseeable or unavoidable cause beyond the control and without the fault or negligence of a party including, but not limited to, explosion, flood, war (whether declared or otherwise), accident, labor strike, or other labor disturbance, sabotage, acts of God, the unforeseen unavailability of raw materials essential to the production of a Product, newly enacted legislation, or newly issued orders or decrees of any court or of any governmental body.

     18.13 Confidentiality
           ---------------

           Except as required by law, process, or other court order, the parties agree that each will keep confidential and not to disclose to any person not a party to this Lease any trade secret, confidential commercial information, or any other information known by one party to be regarded by the other party as proprietary without the prior written consent of the party whose information is to be disclosed. The foregoing sentence shall not restrict disclosure by LANDLORD of such information reasonably required of it by any lender or mortgager having an interest in the Leased Premises or by TENANT to any lending institution named in any Assignment of Lease or similar document.

     18.14 Execution of Lease
           ------------------

           This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. The delivery of this Lease by LANDLORD to TENANT shall not be deemed to be an offer and shall not be binding upon either party until executed and delivered by both parties.

     18.15 Fire Protection
           ---------------

           The TENANT agrees within five (5) days after taking possession to furnish and maintain any fire extinguishing equipment or similar apparatus as required by any government or quasi-governmental agencies.

     18.16 Blinds and Door Sidelights
           --------------------------

           The LANDLORD, at TENANT's expense, shall install vertical blinds on windows and horizontal blinds on exterior doors and door sidelights. The TENANT will be responsible to maintain the blinds.

     18.17 Glass Replacement
           -----------------

           TENANT is responsible for glass replacement in windows, doors and sidelights, and to have this clause inserted in their insurance policies.

     18.18 Waiver of Trial by Jury
           -----------------------

           It is mutually agreed by and between LANDLORD and TENANT that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connection with this Lease, the relationship of LANDLORD and TENANT, TENANT's use of or occupancy of the Demised Premises, and any emergency statutory or any other statutory remedy.

     18.19 Compliance with Laws.  (a) Except as otherwise provided in
           --------------------
           this Lease, TENANT shall comply with all requirements of all laws, orders, ordinances and regulations of the federal, state, county and municipal authorities, and with any direction, pursuant to law, of any public officer or officers, which shall impose any duty upon LANDLORD or TENANT with respect to the Demised Premises, or the use and occupation thereof, not involving structural changes, except as herein otherwise provided, and not otherwise involving work which LANDLORD is obligated hereunder to perform. TENANT shall not bring or permit to be brought or kept in or on the Demised Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, except standard cleaning fluid, or except tear gas and other protective equipment, or do or permit to be done, any act or thing upon the Demised Premises which shall or might subject LANDLORD to any liability or responsibility for injury to any person or persons or for any injury or damage to any property by person or persons or for any injury or damage to any property by reason of any business or operation being carried upon the Demised Premises; and shall comply with all rules, orders, regulations or requirements of the New York Board of Fire Underwriters and New York Fire Insurance Exchange, or any other similar body, not involving structural changes, except as herein otherwise provided, and shall not do or permit anything to be done in or upon the Demised Premises, or bring or keep anything therein which shall increase the rate of fire insurance on the Building or on the property located therein.

          If, by reason of the failure of TENANT to comply with the provisions of this Section 18.19, or if because of the nature of TENANT's occupancy, the fire insurance rate shall at any time be higher than it otherwise would be, then TENANT shall reimburse LANDLORD, as additional rent hereunder, for that part of all insurance premiums thereafter paid by LANDLORD which shall have been charged because of such violation by TENANT, and shall make such reimbursement upon the first day of the month following such outlay by LANDLORD. In any action or proceeding wherein LANDLORD and TENANT are parties, a schedule or "make up" of rates for the Building or the Demised Premises issued by the New York Fire Insurance Exchange, or other similar body making fire insurance rates for said premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said premises. Notwithstanding the foregoing, the TENANT shall have no liability to LANDLORD for any matters arising out of the lawful and proper conduct of business by TENANT for the uses permitted under
          Section 2 of this Lease.

               (b) If any law, rule, order, regulation or requirement of any Federal, State, County, or Municipal authority, or of the New York Board of Fire Underwriters, New York Fire Insurance Exchange, or any other body having similar functions and exercising jurisdiction over the Demised Premises, shall require TENANT to perform any work or meet any condition which TENANT may deem unfair, unreasonable, improper or otherwise burdensome, TENANT may, at its expense, contest the validity thereof, and, if non-compliance therewith shall not subject LANDLORD to prosecution for a criminal offense, such non-compliance by TENANT during such contest shall not be deemed a breach of the covenants herein, provided TENANT shall indemnify and hold harmless LANDLORD against the cost and expenses thereof, and in addition thereto, all liability for any damages, interest, penalties and expenses (including, but not limited to, reasonable attorneys' fees of LANDLORD) resulting from or incurred in connection with such contest, provided, however, that the conduct of any such proceedings shall be under the sole control and direction of TENANT.

          RAMAPO CORPORATE PARK ASSOCIATES    PAR PHARMACEUTICAL, INC
          (LANDLORD)                          (TENANT)

          By:______________________________    By:__________________________

          Name:____________________________    Name:________________________

          Title:___________________________    Title:_______________________

          Date:____________________________    Date:________________________

          CB COMMERCIAL REAL ESTATE GROUP, INC.
          (Broker)
          (Solely as to Section 17.2)

          By:______________________________

          Name:____________________________

          Title:___________________________

          Date:____________________________

                                                               February 26, 1993

     RUSTEN
     CORPORATE
     PARK
                                   Exhibit A
                                   ---------

     Building C



                           DIAGRAM OF LEASED PREMISES




                                                      leased premises consist of
     approximately 77,180 square feet of floor area, being such portions of Buildings "A" and "B" at that location as follows: Building "A" - Units, 1, 2, 3, 4, 5, 6, 7B, 7D, 8, 10 and 11 and Building "B" - Units 2, 3, 4, 5, 6,
                                         ---
     7, and 8, (excluding maintenance shop)

                                                                       Exhibit B
                                                                       ---------

                 IMPROVED TEMPERATURE CONTROL FOR THE WAREHOUSE

     In order to more closely comply with GMP guidelines, we may need to install additional Heating, Ventilating and Air Conditioning equipment for the warehouse space in both 100A and 100B. This new equipment would most likely consist of roof mounted equipment with interior mounted duct work.

     Installation of such equipment may require additional roof support structures and power distribution modifications.

                   CONSTRUCT CAGED IN QUARANTINE STORAGE AREA
                   ------------------------------------------

     To construct a quarantine storage area adjacent to the existing Label Storage room in building 100A. The area will be restricted using open mesh type partitions which are being relocated from Quad.

        BUILDING 100A STABILITY STORAGE EXPANSION IN TEMPERATURE CONTROL
        ----------------------------------------------------------------

     To expand the existing Stability Storage area to an area approximately two times the existing size. The expanded area will be divided into two rooms. One room will be used for records storage and the other room will be used for stability sample retention.

     Construction will consist of sheetrock over metal framing for walls and a 2' x 4' lay in ceiling system. The sample retention room will have a dedicated Heating, Ventilating, and Air Conditioning System.


               REGULATORY EXPANSION, BIOSTUDY, ANDA, AND OFFICES
               -------------------------------------------------

     The existing ANDA and Biostudy rooms need to be expanded two times their present size. The Regulatory department also needs four additional offices and a conference room. The anticipated time frame to complete this work is 12 to 18 months from now.


                               R & D REQUIREMENTS
                               ------------------

     It is anticipated that two additional R & D rooms will have to be constructed. One room will contain wet granulation and equipment and the other a Fluid Bid Drier. Both operations will also require mechanical support equipment ie: dust collection, air handlers, etc.

     [Tenant shall supply Landlord with plans showing details and location of the improvements.]

                                                                       Exhibit C
                                                                       ---------

     Prepared by: Josephine R. Griffin
                  --------------------


                         COLLATERAL ASSIGNMENT OF LEASE
                         ------------------------------

          THIS ASSIGNMENT, made as of the date last signed by a party to this Assignment, is made by PAR PHARMACEUTICAL, INC., a New Jersey corporation, located at One Ram Ridge Road, Village of Chestnut Ridge, Spring Valley, New York 10977 (hereinafter referred to as "Assignor") to MIDLANTIC NATIONAL BANK, having its principal place of business at 100 Walnut Avenue, Clark, New Jersey 07066 (hereinafter referred to as "Assignee").

          WHEREAS, Assignor and Assignee have contemporaneously herewith entered into a commercial lending relationship, pursuant to which Assignee has advanced or shall in the future advance to Assignor, certain sums of money in accordance with the terms and conditions of the Revolving Credit
     Agreement dated                    and related documents, (hereinafter
     referred to as "Loan Agreements"); and

          WHEREAS, as additional collateral for the repayment of the said obligations of Assignor to Assignee, Assignee has required a collateral assignment of a certain lease entered into between RAMAPO CORPORATE PARK
     ASSOCIATES (hereinafter referred to as "Landlord"), dated                 ,
     a true copy of which is attached hereto and made a part hereof*; and

          WHEREAS, Assignor has agreed to assign its interest and rights pursuant to said lease to Assignee pursuant to the terms and conditions hereinafter set forth,

          NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and $1.00 and other good and valuable consideration, it is agreed as follows:

     *A legal description of the property is attached and made part hereto in lieu of a copy of the lease.

          1. Assignor hereby sells, assigns, transfers and sets over all of its rights in and to the said lease, including renewals thereof, provided however, so long as there exists no default by Assignor in the payment of the principal sum, interest and indebtedness owed by Assignor to Assignee under the Loan Agreements or the performance of any obligation, covenant or agreement therein contained or in said lease contained on the part of the Assignor to be performed, the Assignor shall have the right to retain, use and enjoy the premises and the rights accruing to Assignor under the terms of the said lease.

          2. Upon or at any time after default in the payment of the principal sum, interest and indebtedness of Assignor to Assignee as set forth in said Loan Agreements or in the performance of any obligation, covenant or agreement contained therein or in the said lease on the part of the Assignor to be performed, the Assignee, without waiving any default, may at its option, without notice or without regard to the adequacy of the security for the principal sum, interest and indebtedness securing the Loan Agreements, either in person or by agent, with or without bringing any action or proceeding or by receiver appointed by a court, take possession of the premises described in said lease and to have, hold, manage and maintain possession of the premises in the same manner and under the same terms and conditions as if Assignee was the lessee thereof. The exercise by the Assignee of the option granted to it hereunder shall not be considered a waiver of any default by the Assignor under said Loan Agreements or under said lease.

          3. The Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee's failure after default to maintain the lease and Assignee shall not be obligated to perform or discharge nor does the Assignee undertake to perform or discharge any obligation, duty or liability under said lease and the Assignor shall, and does hereby agree, to indemnify the Assignee for, and to hold the Assignee harmless from, any and all liability, loss or damage which may or might be incurred under said lease or under or by reason of this Assignment and from any and all claims and demands whatsoever which may be asserted against the Assignee by reason of any alleged obligations or undertakings on its part to be performed or discharge any of the terms, covenants or agreements contained in said lease. Should the Assignee incur any such liability under said lease or under or by reason of this assignment or in defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable attorney's fees shall be reimbursed by the Assignor immediately upon demand and upon the failure of the Assignor to do so, the Assignee may, add the said sums to the amount due under the Loan Agreements.

          4. Upon payment in full of the principal sum, interest and indebtedness of the Loan Agreements, this Assignment shall become and be null and void and of no effect.

          5. The Assignee may take or release other security for the payment of the principal sum, interest and indebtedness of the Loan Agreements, may release any party primarily or secondarily liable therefor, and may apply any other security held by it to the satisfaction of such principal sum, interest or indebtedness without prejudice to any of its rights under this Assignment.

          6. Nothing contained in this Assignment and no act done or omitted by the Assignee pursuant to the powers and rights granted to it hereunder shall be deemed to be a waiver by the Assignee of its rights and remedies under the Loan Agreements and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by the Assignee under the said Loan Agreements.

          7. The Landlord and its mortgagee are joining in this agreement for the purpose of acknowledging their consent to this Assignment. Assignee shall, upon its exercise of its right hereunder, have the right to sublet the premises and assign the lease to a tenant reasonably acceptable to Landlord and its mortgagee.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed the day and year first written above.

     Attest:                  PAR PHARMACEUTICAL INC.

     By:___________________   By:________________________________
        Richard J.  Nadler       Michael A.  Swit
        Secretary                Vice President and General Counsel


     AGREED TO BY LANDLORD:

     RAMAPO CORPORATE PARK ASSOCIATES

     By:______________________________
        Steven Iser
        General Partner

     Date:____________________________

     AGREED TO BY LANDLORD's MORTGAGEE:


     [Insert name of mortgage holder]

     By:______________________________

     Print Name:______________________

     Title:___________________________

     Date:____________________________

     STATE OF NEW JERSEY:

                        ss:

     COUNTY OF

          BE IT REMEMBERED, that on this      DAY OF             , 1993, before
                                         ----        ------------
     me the subscriber, an officer authorized pursuant to N.J.S.A. 46:16-6, personally appeared Richard J. Nadler, who, being by me duly sworn on his oath, deposes and makes proof to my satisfaction, that he is the Secretary of PAR PHARMACEUTICAL, INC., the corporation named in the within instrument; that Michael A. Swit is the Vice President and General Counsel of said corporation, that the execution, as well as the making of this instrument, has been duly authorized by a proper resolution of the Board of Directors of the said corporation; that deponent well knows the corporate seal of said corporation; and that the seal affixed to said instrument is the proper corporate seal and was thereto affixed and said instrument signed and delivered by said Vice President and General Counsel as and for the voluntary act and deed of said corporation, in presence of deponent, who thereupon subscribed his name thereto as attesting witness.


                                                 -------------------------------
                                                 Notary


     RECORD & RETURN TO:

     MIDLANTIC NATIONAL BANK
     100 Walnut Avenue
     Clark, N. J. 07066

     Attn: J.R. Griffin